SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  February 29, 2000


                                   iLive, Inc.

             (Exact name of registrant as specified in its charter)


                                     Nevada

                 (State or other jurisdiction of incorporation)


                 0-28549                           95-4783826
             ------------------             --------------------------
          (Commission File Number)      (IRS Employer Identification No.)


                          242 N. Canon Drive, 3rd Floor
                        Beverly Hills, California  90210
                        --------------------------------
            (Address of principal executive offices)      (Zip Code)

                                 (310) 285-5200
                                 --------------
               Registrant's telephone number, including area code


                       Society of Economic Assurance, Inc.
                        610 Newport Center Dr., Suite 800
                             Newport Beach, CA 92660
                                 (949) 719-1977
                                 --------------
                  (Former name, address, and telephone number)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     (a) Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") effective as of February 29, 2000 between the shareholders (the "Shareholders") of Society of Economic Assurance, Inc. ("SEA"), a Nevada corporation, and iLive, Inc., a Nevada corporation ("iLive" or the "Company"), 100,000 shares, consisting of 100% of the outstanding shares of common stock of SEA were exchanged for 200,000 shares of the common stock of iLive in a transaction in which iLive became the parent corporation of SEA.

     The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of iLive on February 29, 2000. No approval of the shareholders of iLive or SEA is required under applicable state corporate law.

        Prior to the merger, SEA had 100,000 shares of common stock outstanding which will be exchanged for 200,000 shares of common stock of iLive. By virtue of the exchange, iLive acquired 100% of the issued and outstanding common stock of SEA.

        Prior to the effectiveness of the Exchange Agreement, iLive had an aggregate of 15,053,334 shares of common stock, par value $.001, issued and outstanding.

        Upon effectiveness of the acquisition, iLive had an aggregate of 15,253,334 shares of common stock outstanding.

        The officers of iLive continue as officers of iLive subsequent to the Exchange Agreement. See "Management" below. The officers, directors, and by-laws of iLive will continue without change.

        A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

     (b) The following table sets forth certain information regarding beneficial ownership of the common stock of iLive, Inc. as of January 31, 2000 (after the issuance of 200,000 shares pursuant to the Purchase Agreements) by:
(i) each director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group. The address of each person is 246 North Canon Drive, 3rd Floor, Beverly Hills, CA 90210.

Title                                             Common Stock      Percent of
of Class               Name of Beneficial Owner   Outstanding      Outstanding
---------------------  -----------------------    ------------     -----------

Common Stock           Marcia Allen               1,500,000          9.83%


Common Stock           Anastia Cronin                     0          0.00%

Common Stock           Mary Moriarty                 30,578          0.20%

Common Stock           Street Capital, Inc.(1)    8,500,000         55.73%

All Directors and
Officers as a Group
(4 Persons in total)                              1,530,578         10.03%
---------------------  -----------------------    ------------     -----------

(1) Scott Henricks is the President and sole director of Street Capital, Inc. Albert Aimers, the Company's Chairman of the Board, is a majority shareholder of Street Capital, Inc.



ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

        (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between the Shareholders and iLive.

        In evaluating iLive as a candidate for the proposed acquisition, the Shareholders used criteria such as the value of the assets of iLive, its present stock price as set forth on the over-the-counter bulletin board, its current business operations and anticipated operations, and iLive's business name and reputation. The Shareholders determined that the consideration for the exchange was reasonable.

        (b) iLive intends to continue its historical businesses and proposed businesses as set forth more fully immediately below.

BUSINESS

     iLive, Inc. ("iLive" or "the Company"), is a Nevada Corporation headquartered in Beverly Hills, California. The Company is a development stage entertainment and restaurant/private club company which seeks to combine the fast growth and entertainment potential of the Internet with the strengths of a traditional "brick and mortar" restaurant establishment.

HISTORY  OF  THE  COMPANY

     The Company was originally incorporated under the laws of the State of Nevada in April 1987 as Sandalwood Corporation. In 1988, Sandalwood sold its existing operations and became inactive. In November 1994, Sandalwood acquired Spaceplex One., Inc., a New York corporation and changed its name to Spaceplex Amusement Centers International, Ltd. ("Spaceplex"). Spaceplex, through its subsidiaries, engaged in the business of operating family amusement centers. In April 1996, Spaceplex filed for Chapter 11 bankruptcy proceedings. As a result of those proceedings, Spaceplex satisfied all outstanding debts and claims utilizing all of its remaining assets and discontinued all obligations. Spaceplex was discharged from bankruptcy in April 1996. In May 1996 the Company changed its name to Air Energy, Inc., and in December 1997, the Company changed its name to Powerhouse International, Inc. From May 1996 until October 1999, the Company was inactive. On September 30, 1999, the Company acquired all of the outstanding common stock of Asia Pacific Co, Ltd., a Nuie corporation ("Asia-Pacific") in exchange for 690,000 shares of the Company's Common Stock. Asia-Pacific's principal asset consists of a 64% ownership interest in 246 LLC, a California limited liability corporation d.b.a Chasen's ("Chasen's"), a restaurant located in Beverly Hills, California. On October 21, 1999, the Company changed its name to iLive, Inc. to better reflect its current business plan.

BUSINESS  OF  THE  ISSUER

     iLive, Inc. ("iLive" or the "Company") is a development stage entertainment and restaurant/private club company which seeks to combine the fast growth and entertainment potential of the Internet with the strengths of a traditional "brick and mortar" restaurant establishment. The Company operates a broadcast entertainment Internet destination located at www.ilive.com. the Company plans to broadcast musical groups and entertainers live over the Internet through its web site. These musical groups and entertainers will then be presented before a live audience of entertainment industry insiders and simulcast to the Company's user base. The Company plans to have its Internet audience and insiders vote to drive the editorial content to ensure that it is entertainment by the masses for the masses. Successful entertainment will be supported and enhanced to be packaged, sold and delivered to the consumer via multiple forms of media.

CHASEN'S  /  THE  JOCKEY  CLUB

     The Company's "hard asset" traditional business is comprised of Chasen's / The Jockey Club, a restaurant located in the heart of Beverly Hills. The Company, through its wholly-owned subsidiary, Asia Pacific, a Niue company, owns a 64% interest in 246 LLC, a California limited liability company d.b.a. Chasen's. Chasen's has contracted with Asia-Pacific to manage and operate its restaurant operations. The Company believes that Chasen's is one of the most revered and established dining experiences in Southern California. Above its restaurant, the Company has built The iLive Jockey Club - an exclusive enclave which accepts a limited number of memberships, and which provides an intimate and elegant setting for private parties, live shows and concerts, and special, one-of-a-kind entertainment events. The Company intends the iLive Jockey Club to be the first venue for iLive.com events.

     In forming this relationship, iLive intends to create a vertically-integrated entertainment company that both creates content for and responds to the entertainment industry wishes and wants by becoming the place where entertainment comes together.

ILIVE.COM

     The Company's Web site, located at www.iLive.com, is currently under development. The Company anticipates that its Web site will become fully operational in the first quarter of 2000. The Company anticipates that its Web site will encompass the following features:

*     MP3/video  archive  and  live  online  events
* A comprehensive entertainment destination focusing on broadband and e-commerce
* Original and sponsored entertainment, television style interactive interviews, concerts, and high end products available for purchase and auction
*     Membership  influenced  artist  development
*     Character  driven  content
*     Extensive  consumer  loyalty  programs  to attract and keep user attention
* Monthly CD-rom magazine with music and videos featuring iLive entertainment
* E-commerce, CD Sales, artist paraphernalia, concert tickets, and auction items
* "Vortal" (vertically integrated portal) style reporting on the entertainment industry
*     Partnerships or acquisitions of other like minded entertainment properties

     There can be no assurances however, that the Company will be able to incorporate any or all of these features. Unforeseen technical or other reasons may prevent the Company from implementing these or other features into its intended Web site.

     The Company intends to launch in two phases. Phase I (which is currently operational) offers a full featured record label package. The Company views this initiative as a means to quickly build an audience which it will usher and introduce to the iLive Network (Phase II).

Phase  One:  iLive  Music  and  Online  Launch

     During this phase the Company has launched iLive.com as a music site. The site is intended to be a place where independent and signed bands can upload/self-publish (with iLive editorial approval) bios, music and fan information. The consumer is able to download the band's music in MP3 and/or
Real  Media  format,  vote  on  their   favorite   properties,  get  music  and
entertainment news, see live or VOD (video-on-demand, similar to a video jukebox) concerts and interviews from the iLive Jockey Club and become iLive members.

     Music is a well recognized Internet business strategy that the Company intends to use to aggregate content and market share in one of the most accessible Internet entertainment spaces, music. During this phase the Company also plans to negotiate the acquisition of and begin production on proprietary video entities, presented in Internet television and movie format. The intent is to leverage this media and market foothold and move into phase two.

Phase  Two:  The  iLive  Network

     Building on the efforts of phase one, the Company should be in a position to develop iLive.com into an entertainment incubator, directing any and all demographics into selected iLive properties. Using the television model, the Company plans to develop/script iLive characters that produce music, movies and television. The Company believes that as people become fans of the characters, they will become fans of the entertainment properties that the characters are associated with, thus creating a character driven network and an entertaining delivery of Internet entertainment.

     To technically develop this concept, iLive plans to research and most likely partner with and/or hire writers, and cross-media producers. The Company believes that this approach has the ability to revolutionize the way people are entertained via interactive media. The Company is currently developing a complete revenue model based on the impact that a character driven Internet entertainment network will have on the interactive industry.

     Initial broadcasting is expected to be done from the Company's studios at the iLive Jockey Club. The Company's internet servers are expected to be located at SoftAware, an internet hosting facility. As part of their package, SoftAware will provide full-power backup (UPS and diesel generator) and monitored, multiple backbone connections.

     iLive.com intends to deliver the majority of its music in MP3 format. MP3 is gaining popularity because it enables a global audience to easily download music that is CD quality.

     iLive.com intends to service the internet music audience by providing all "plug-in players" necessary to stream or download audio or video. A plug-in is simply a software module that operates on a user's computer. These plug-ins come standard on approximately 80% of web browser packages. To ensure full coverage, iLive.com will provide RealPlayer for Windows and Macintosh users.

MARKET  DESCRIPTION

     The Internet has grown rapidly in recent years, spurred by simple, low-cost Internet access, inexpensive multimedia computers and easy-to-use web browsers. The user experience has been enhanced by several technological innovation, yielding multimedia capabilities such as streaming audio and video, and creative text animations.

     The development of streaming media products by Microsoft and RealNetworks has made simultaneous transmission and playback a reality. Continuous streams of audio and video can be delivered over widely-used 28.8 kb narrow bandwidth modems, and will take advantage of higher bandwidth access ("broadband") to produce audio and video as faster modems (56 kb) and cable and ISDN delivery systems become more widely accepted.

     Traditional television and radio broadcasters are limited in their ability to identify real-time listeners. The Company, as an Internet broadcaster, expects to be able to target a geographically dispersed audience at a relatively low cost. In addition, Internet broadcasters can provide highly specific information about a program's audience to content providers, advertisers, and users of Internet business services.

     The desire of many users to communicate and interact with others having similar tastes and interests has spurred the growth of virtual Internet communities. Communities serve an important function because they create a virtual "town square" where users can meet and exchange ideas. Communities also play a key role in the development of online commerce by providing advertisers and businesses with a means to identify and target groups of users with desired traits

     The Internet has the potential to replace certain categories of retail stores and distribution methods by linking consumers directly to wholesale distribution channels that provide selection, convenience and competitive pricing. Online retailers typically offer products and services that can be described and shipped easily and do not require the consumer's physical presence. These products include CDs, books, videocassettes and computer software. The Internet offers the opportunity for a retailer with a single location or web site to inexpensively develop one-to-one relationships with customers worldwide.

     The development of streaming media, a technology that permits the simultaneous transmission and playback of digitized audio and video, allows the Internet to broadcast music, information, advertising and other content to Internet users worldwide. Because audio streams are transmitted in digitized form over telephone lines, they are unaffected by atmospheric or structural barriers. As bandwidth increases, Internet audio quality is expected to improve and become even better than, traditional broadcast radio. Advertisers who buy time or space on Internet audio broadcasts can typically expect a more targeted audience with the potential for immediate, impulse purchases.

     By launching as a 24-hour live Internet entertainment site, the Company hopes to position itself to capitalize on the audio and video capabilities of this growing broadcast medium.

     The Company is focusing its efforts and resources on music content that is compelling to the 11-34 age bracket. According to the RIAA, approximately 40% of all recorded music sales over the last four years were to customers who are under 25 years of age. The Company believes that those who are most likely to be early adopters of purchasing music through the Internet are in the 11 - 34 age bracket. For example, according to Jupiter Communications, a media research firm, college students represent 34% of all Internet users. Strategic Marketing Communications states that there are approximately 15.0 million college students in the United States, 83% of who use the Internet regularly.

     In addition, 90% of universities in the United States provide free high-speed Internet access to their students and faculty community in dormitories, study areas, computer labs, and offices; this means there is no barrier to market entry for the remaining 17%. Management believes that the Internet presents a significant opportunity for the rapid and cost-effective distribution of recorded music.

     Due to the emerging technologies of MP3 and SDMI (the "Secure digital Music Initiative"), consumers are now using their computers to play music. Dataquest estimates that in 1998, 30% of U.S. households had multimedia PCs with a sound card, speakers and either a CD or DVD drive. Consumers can now play CDs on their computers with the ease and fidelity formerly associated only with stereo systems.

     SDMI intends to bring together the worldwide recording industry and technology companies to develop an open, interpretable architecture and specification for digital music security. The hope is to answer demand for convenient accessibility to quality digital music, enable copyright protection for artists' work, and enable technology and music companies to build successful businesses.

     The Company believes that new technological advances will continue to drive growth of the market for downloadable music. Advances in compression techniques, for example, have greatly reduced the size of digitally stored recordings. The MP3 open standard can compress music files to one-tenth their original size while maintaining their audio integrity at near-CD quality levels.

     MP3 playback software is currently available on most operating environments such as Microsoft Windows 95/98, Windows NT and Mac OS, most major versions of UNIX and other operating environments. Forrester Research estimates that there are already more than 50 million MP3-capable users today.

     Consumer electronics companies and technology companies have capitalized on the growing popularity of digital music by introducing portable music devices. The Rio, introduced in November 1998 by Diamond Multimedia Systems, has already sold over 300,000 units. Other manufacturers, including Creative Labs, Sensory Sciences, RCA/Thomson, Samsung, Toshiba and LG Electronics have released or announced plans to release portable MP3 players. In addition, other manufacturers have produced or announced plans to produce, other devices for playing and storing MP3 recordings. These include the Empeg Car (a removable, automotive audio system capable of holding over 5,000 titles), Clarion's AutoPC (an auto MP3 audio player) and Lydstrom's Songbank (a home stereo component that stores and supports MP3 files).

     As a result, the Company believes that Internet demand for downloadable music will continue to grow and that technologies will continue to develop to support its growth.

COMPETITION

     The market for delivery of entertainment content over the Internet is new, rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. The Company anticipates that it will compete with a number of other companies. The Company's direct competitors include various online audio and video streaming sites such as the House of Blues, through their Web site at hob.com; Yahoo through their Web site at broadcast.com; Garage Band through their Web site at garageband.com; MP3 through their Web site at MP3.com; Music Choice through their Website at musicchoicelive.com; and Universal Music Group/MTV through their Web site at farmclub.com.
The Company believes that its business model focused on the promotion and distribution of music by putting the power back into the hands of ordinary consumers provides the following advantages to both consumers and recording artists and therefore, competitive advantages to the Company. The Company's proposed operations:

* Gives new artists the opportunity to perform their music live before a worldwide audience.
* Creates an easy and convenient way for consumers to listen to, download and purchase music.
*     Lowers  the  costs  of  artist  promotion  and  distribution.

*     Enables  artists  to  reach  a  large  number  of  consumers.
* Enables consumers to discover new artists they might not be made aware of through traditional music retailers.
*     Facilitates  direct  communication  between  fans (consumers) and artists.
* Allows users (consumers) to listen to high quality artists pre-screened by the Company.
* Gives both consumers and artists the ability to view and judge the competition.

     Management of the Company believes that these features will allow the Company to effectively compete with its anticipated competitors. However, there can be no assurances that the Company will be able to successfully complete the development of its Web site or that it will be able to effectively compete with its anticipated competitors. Most of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources. Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations and financial condition.

REGULATION

     The Company is not currently subject to direct federal, state or local regulation, and laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. However, there can be no assurances that the Company will not be subject to such regulation in the future.

FACILITIES

     iLive, Inc. currently operates at 242 N. Canon Drive, 3rd Floor, Beverly Hills, CA, 90210. On October 1, 1999, the Company entered into an oral month-to-month lease with the Company's majority shareholder, Street Capital, Inc., for approximately 4,400 square feet in Beverly Hills, CA. This facility serves as the Company's headquarters and administrative facility. Under the terms of the oral lease, the monthly rent is currently scheduled to increase to $14,500 on January 1, 2000 and will increase to $15,000 per month beginning on July 1, 2000. The monthly rent will increase according to the Consumer Price Index beginning on July 1, 2001. The lease is currently scheduled to terminate on July 1, 2004.

EMPLOYEES

     As of December 15, 1999, the Company employed 5 people on a full time basis. Additionally, Chasen's Restaurant, of which the Company, through its wholly-owned subsidiary Asia-Pacific, holds a 64% interests, currently employs 80 people on a full time basis.

LEGAL  PROCEEDINGS

     No current or pending litigation, and no claims or counter claims involving the Company as a Plaintiff or a Defendant exist.

     MANAGEMENT

     The officers and directors, and key employees of the Company are as follows:

     Name                   Age     Positions
     ----                   ---     ---------

Marcia  Allen               49     President Chief  Executive  Officer, and
                                    Director

Albert Aimers               37     Chairman of Board and Director

Anastasia  Cronin           39     Chief Financial Officer, Controller,
                                    Corporate Secretary, and Treasurer

Mary  Moriarty              37     Vice-President, Director

Kenny  Buttice              49     Director  of  Musical  Content

EXECUTIVE  OFFICERS:

     MARCIA ALLEN, is currently the Company's President and Chief Executive Officer. Between 1991 and October 1999, Ms. Allen was the president of Allen Gordon & Associates, Inc., a corporate finance advisory organization focused primarily on mid-sized companies in the entertainment, hospitality and related industries. Between 1984-1991, Ms. Allen was President of Allen Brenner, Inc., a money management firm. Between 1978 and 1983, Ms. Allen was a Financial Officer and Corporate Development Officer for W.R. Grace & Co. (NYSE). Between 1976 to 1978, Ms. Allen was the CFO and Controller of Taco Bell, Inc.

     ALBERT AIMERS, is currently the Company's Chairman of the Board. Between February 1998 and December, 1999, Mr. Aimers functioned as a private venture capitalist in Southern California. His investments were primarily focused on small to mid size private and public companies. Prior to entering the US investment market, Mr. Aimers was a investment professional in the Canadian markets between 1995 and February,1998. Mr. Aimers business background began with product sales and marketing and moved into investments and investor relations in the early 1990's.

     ANASTASIA CRONIN, is currently the Company's Chief Financial Offer, Controller, Corporate Secretary, and Treasurer. In addition to fulfilling her duties to the Company, Ms. Cronin is the CFO, Controller, and Manager for Chasen's Restaurant. Ms. Cronin has served as the Chief Financial Officer, Controller, and Manager for Chasen's Restaurant since June 1997. Prior to her service with Chasen's, Ms. Cronin was an Office Manager and Accountant from February 1996 to June 1997, for the Hard Rock Caf in Universal City, California. Ms. Cronin has a Bachelor of Science degree in International Business from the American College in Leysin, Switzerland.

     MARY MORIARTY, is currently a Vice-President and Director of the Company. Between November 1994 to the present, Mr. Moriarty has been an Executive Vice-President for Chasen's Restaurant, of which the Company owns a 64% interest.

KEY  EMPLOYEES:

     KENNETH BUTTICE, is currently The Company's Director of Musical Content. Between 1996 and 1999 he worked as the President of ICA's (Independent Creative Artists) Music Division. From 1994 and 1995 he held the position of Vice President of Maverick Records (which is headed by Madonna). Between 1992 and 1994, Mr. Buttice was Vice President of Promotion for Gasoline Alley Records. Between 1986 and 1990 he was an independent consultant for several major record labels including; Warner, Elektra/Asylum, Atlantic, EMI and BMG. In 1980 he was promoted to Senior Vice President of Elektra/Asylum Records and took over Artists and Repertoire (the identifying and signing of new artists) and Promotional Activities. In 1972 the CEO of Elektra Records head-hunted Mr.
Buttice and moved him to Los Angeles where he was promoted to spearhead the specialized singles' sales department. A small portion of the highly successful artists with whom Mr. Buttice has been actively involved include: The Eagles, The Cars, Joni Mitchell, Madonna, Queen, INXS, Motely Crue, Rod Stewart and Fleetwood Mac.

                             EXECUTIVE COMPENSATION

     On September 1, 1999, the Company entered into an oral, at-will, employment agreement with Marcia Allen, the Company's President and CEO, whereby the Company will pay Ms. Allen an annual salary of $120,000. The agreement also requires the Company to provide health benefits to Ms. Allen and her family and to allow Ms. Allen the opportunity to participate in the Company's retirement, stock option and bonus plans as they may be established.

     On September 1, 1999, the Company entered into an oral, at-will, employment agreement with Anatasia Cronin, the Company's Chief Financial Officer, Controller, Corporate Secretary, and Treasurer, whereby the Company will pay Ms. Cronin an annual salary of $50,000. The agreement also requires the Company to provide health benefits to Ms. Cronin and her family and to allow Ms. Cronin the opportunity to participate in the Company's retirement, stock option and bonus plans as they may be established.

     On September 1, 1999, the Company entered into an oral, at-will, employment agreement with Mary Moriarty, the Company's Vice-President, whereby the Company will pay Ms. Moriarty an annual salary of $60,000. The agreement also requires the Company to provide health benefits to Ms. Moriarty and her family and to allow Ms. Moriarty the opportunity to participate in the Company's retirement, stock option and bonus plans as they may be established.

CERTAIN  TRANSACTIONS

     On September 7, 1999, the Company issued 8,500,000 shares of its "restricted" Common Stock to Street Capital, Inc., an "accredited" corporation, at a price of $0.05 per share, resulting in net proceeds to the Company of approximately $425,000. Scott Henricks is the President and sole director of Street Capital, Inc. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On September 7, 1999, the Company issued 1,500,000 shares of its "restricted" Common Stock to Marcia Allen, an "accredited" individual, at a price of $0.05 per share, resulting in net proceeds of the Company of $75,000. Ms. Allen is the Company's President and CEO. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

     On September 7, 1999, the Company raised $1,500,000 through debt financing in the form of a $1,500,000 convertible note (the "Note"). Pursuant to the terms of the Note, the Company is required to repay the principal amount of $1,500,000 with 12% interest on or before March 7, 2001. The note is convertible, at anytime given 15 days's notice at the holder's election, into a maximum of 6,000,000 shares of the Company's Common Stock at $0.25 per share.

     On September 30, 1999 the Company issued 690,000 shares of its "restricted" Common Stock in exchange for all of the outstanding common stock of Asia
Pacific. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

RISK  FACTORS

     FUTURE CAPITAL NEEDS. To date the Company has relied on funding from its restaurant operations. To date, the company has generated little revenue and the Company has extremely limited cash liquidity and capital resources. Consequently, the Company's business plan requires additional funding. Any equity financings would result in dilution to the Company's then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations.

COMPETITION. The market for capital and financing resources for emerging growth companies is marked by numerous small, as well as large, competitors. Additionally, the market for delivery of entertainment content over the Internet is new, rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. Most of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources. Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations and financial condition. We may not be able to successfully complete the launch of its Web site or that it will be able to effectively compete with its anticipated competitors.

     INTERNET RELATED RISKS. The Company may be subject to federal, state, and local laws concerning the conduct of business on the Internet. Today, there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted with respect to the Internet or online services.

     DEPENDENCE ON MANAGEMENT. The Company's success depends, to a significant extent, upon certain key employees and directors, including Marcia Allen, Anastasia Cronin, and Mary Moriarty. The loss of services of one or more of these employees could have a material adverse effect on the business of the Company.

     DEPENDENCE ON ADVISORY BOARD. The Company intends to engage the services of an advisory board consisting of individuals experienced in the music and entertainment industry to assist it in developing and promoting its music and entertainment offerings. Currently, the Company has contracted with Arthur ("Artie") Mogul to chair the Advisory Board and to assist in recruiting additional members of the music and entertainment industry to join the board. Failure to retain the services of Mr. Mogul or to recruit additional persons experienced in the music and entertainment industry may have a material adverse effect on the Company's results of operations..

     PROTECTION OF PROPRIETARY INFORMATION. The Company has applied to the U.S. Patent and Trademarks Office for the registration of the Company's trade name, iLive, and its logo. The Company's application is currently undergoing review. No assurances, however, can be given as to successfulness of the Company's application.

     The Company's restaurant operations consists of Chasen's, a restaurant located in Beverly Hills, California. The Company, through its wholly-owned subsidiary, Asia Pacific, a Niue company, owns a 64% interest in 246 LLC, a California limited liability company d.b.a. Chasen's. Pursuant to a licensing agreement by and between 246 LLC and Chasen Food Specialties, Inc., a California corporation ("Licensor") dated February 1, 1997, 246 LLC has been granted an exclusive ten year license to use and market the name "Chasen's" with respect to the operation of a restaurant, within a 100 mile radius of the city of Beverly Hills, California.

     In addition, the agreement grants 246 LLC a non-exclusive license to use the Chasen's name during the term of the agreement to market a variety of licensed products; an exclusive license to market licensed products consisting of cigars and other tobacco-related paraphernalia; and a non-exclusive license to prepare and sell Chasen's famous chili. The agreement may be extended for two successive five year periods and for up to 99 successive one year term subject to payment of required royalties. In exchange 246 LLC is obligated to pay a royalty equal to one and one-half percent of the restaurant's gross proceeds for the first 18 months of the agreement increasing to 2% thereafter. In addition, 246 LLC is obligated to pay a royalty equal to eight percent of any licensed products sold for $75.00 or less and a royalty of 6% of any licensed products sold for more than $75.00. Licensed products consists of any merchandise bearing the Chasen's mark. In any event, 246 LLC is obligated to pay a minimum royalty of $18,000 commencing 18 months from the signing of the agreement. The minimum royalty is adjusted according to the consumer price index each year thereafter and shall be paid in four equal installments on the last day of each calendar quarter. Pursuant to the terms of the agreement, 246 LLC may terminate the agreement at any time given 120 days written notice.
Although the Company's relationship with Chasen's Food Specialties, Inc. is good, are should remain so with continued contract compliance, failure to maintain the Licensing agreement by the Company could have a material adverse effect on the Company's restaurant and Internet business' results of operations.

     DEPENDENCE ON MAJOR SUPPLIERS. The Company does not intend to host its intended Web site through its own facilities but is dependent on a third-party Internet Service Provider. On November 5, 1999, the Company entered into a month-to-month Internet Colocation Service Contract with SoftAware, Inc., whereby SoftAware has agreed to host the Company's anticipated Web site. Under the terms of the Agreement, the Company has agreed to pay SoftAware a $995.00 installation fee and a $3,000 per month Internet Service fee for each computer server installed. The Company has options to purchase space for additional computer servers at $2,000 per month for each server. Although the Company believes that its relations with SoftAware are strong and should remain so with continued contract compliance, the termination of the Company's contract with SoftAware, the loss of Internet services provided by SoftAware, or a reduction in the quality of service the Company receives from SoftAware could have a material adverse effect on the Company's results of operations. In the event that SoftAware were to discontinue its service to the Company, the Company believes that it would be able to locate alternative suppliers to host its intended Web site at comparable rates. However, there can be no assurances that the Company will be successful in locating alternative suppliers.

DIFFICULTY OF PLANNED EXPANSION; MANAGEMENT OF GROWTH. The Company plans to expand its level of operations. The Company's operating results will be adversely affected if net sales do not increase sufficiently to compensate for the increase in operating expenses caused by this expansion. In addition, the Company's planned expansion of operations may cause significant strain on the Company's management, technical, financial and other resources. To manage its growth effectively, the Company must continue to improve and expand its existing resources and management information systems and must attract, train and motivate qualified managers and employees. There can be no assurance, however, that the Company will successfully be able to achieve these goals. If the Company is unable to manage growth effectively, its operating results will be adversely affected.

YEAR 2000 ISSUES. The Company has completed a review of its computer systems and non-information technology ("non-IT") systems to identify all systems that could be affected by the inability of many existing computer and microcomputer systems to process time-sensitive data accurately beyond the year 1999, referred to as the Year 2000 or Y2K issue. The Company is dependent on third-party computer systems and applications. The Company also relies on its own computer and non-IT systems (which consist of personal computers, internal telephone systems, internal network server, Internet server and associated software and operating systems). In conducting the Company's review of its internal systems, the Company performed operational tests of its systems which revealed no Y2K problems. As a result of its review, the Company has discovered no problems with its systems relating to the Y2K issue and believes that such systems are Y2K compliant. The Company has obtained written assurances from SoftAware, its major supplier, as to its Y2K readiness. However, the Company has not obtained written assurances from any other supplier regarding the status of those suppliers with respect to the Y2K issue, and the Company does not currently have any plans to obtain such assurances. Costs associated with the Company's review were not material to its results of operations and are not anticipated to be material in the future.

The Company did not experience any adverse effect related to the Year 2000 issue subsequent to December 31, 1999 up to the date of this report. However, because of the complexity of the Year 2000 issue and the interdependence of organizations using computer systems, there can be no assurances that the Company's efforts, or those of third parties with whom the Company interacts, have fully resolved all possible Year 2000 issues. Failure to satisfactorily address the Y2K issue could have a material adverse effect on the Company. The most likely worst case Y2K scenario which management has identified to date is that, due to unanticipated Y2K compliance problems, the Company's Web site or computer software may not function as intended or that the Company may not be able to bill its customers on a timely basis. Should this occur, it would result in a material loss of some or all gross revenue for an indeterminable amount of time, which could cause the Company to cease operations. In the event of failure of one or more of its suppliers due to Y2K issues, the Company's only recourse for any damages suffered would be through litigation. The Company has not yet developed a contingency plan to address this worst case Y2K scenario, and does not intend to develop such a plan in the future.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.  OTHER  EVENTS

     Upon execution of the Exchange Agreement and delivery of the iLive shares to the shareholders of SEA, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, iLive became the successor issuer to SEA for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective March 1, 2000.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS

    Included in this report are the following financial statements as required by Item 301 of Regulation S-B: 1) Interim financial statements of iLive, Inc. for the nine-months ended September 30, 1999; 2) Interim financial statements of Asia Pacific Ltd., for the nine-months ended September 30, 1999; 3) Audited financial statements of iLive, Inc. for the years ended December 31, 1998, 1997, 1996, 1995, and 1994; and 4) Audited financial statements of Asia Pacific Ltd., for the years ended December 31, 1998 and December 31, 1997. Audited financial statements of iLive, Inc. for the fiscal year ended December 31, 1999 will be included in the Company's amended Form 8K-12G3 within the prescribed period.


1) Interim financial statements of iLive, Inc. for the nine-months ended September 30, 1999:


                                ILIVE, INC.

                     Consolidated Financial Statements

                            September 30, 1999


                               (Unaudited)
                                iLive, Inc.
                        Consolidated Balance Sheet
                                (Unaudited)





                                   ASSETS                          SEPTEMBER 30, 1999
                                                                    -----------------
 CURRENT ASSETS:
     Cash                                                           $        575,180
     Inventories                                                              77,717
     Other                                                                    21,899
                                                                    -----------------
      TOTAL CURRENT ASSETS                                                   674,796

  PROPERTY AND EQUIPMENT, NET                                              1,843,379

  OTHER ASSETS                                                                66,384
                                                                    -----------------

                                                                    $      2,584,559
                                                                    =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

  CURRENT LIABILITIES:
     Notes payable                                                  $      1,109,845
     Accounts payable                                                        533,663
     Accrued interest                                                        106,209
     Sales taxes                                                              57,031
     Other accrued expenses                                                  184,422
                                                                    -----------------
        TOTAL CURRENT LIABILITIES                                          1,991,170
                                                                    -----------------

  MINORITY INTERESTS                                                          18,780
                                                                    -----------------

  COMMITMENTS AND CONTINGENCIES                                                    -

  SHAREHOLDERS' EQUITY:
     Common stock, $.001 par value, 100,000,000 shares authorized,
        15,053,148 shares issued and outstanding                              15,053
     Additional paid-in capital                                            1,705,657
     Accumulated deficit                                                  (1,146,101)
                                                                    -----------------

        TOTAL SHAREHOLDERS' EQUITY                                           574,609
                                                                    -----------------

                                                                    $      2,584,559
                                                                    =================

                           See notes to the financial statements.

                                    iLive, Inc.
                       Consolidated Statements of Operations
                                   (Unaudited)

                                            NINE MONTHS ENDED SEPTEMBER 30,


                                                      1999        1998
                                                   ----------  ----------


REVENUES                                           $        -  $        -
                                                   ----------  ----------

EXPENSES:
  General and administrative                                -           -
                                                   ----------  ----------

                                                            -           -
                                                   ----------  ----------

LOSS FROM OPERATIONS                                        -           -

INTEREST EXPENSE                                            -           -
                                                   ----------  ----------

NET LOSS                                           $        -  $        -
                                                   ==========  ==========

BASIC AND DILUTED NET LOSS PER SHARE               $        -  $        -
                                                   ==========  ==========

BASIC AND DILUTED WEIGHTED AVERAGE SHARES
  OUTSTANDING                                       5,297,408   4,363,148
                                                   ==========  ==========


                           See notes to the financial statements.

                                                  iLive, Inc.
                                 Consolidated Statements of Shareholders' Equity
                                  For the Nine Months Ended September 30, 1999
                                                  (Unaudited)




                                 COMMON STOCK
                             -------------------                       ADDITIONAL                    TOTAL
                               NUMBER                AMOUNT            PAID-IN     ACCUMULATED    SHAREHOLDERS'
                             OF SHARES     PER SHARE    PAR VALUE      CAPITAL        DEFICIT         EQUITY
                             ------------  -----------  ----------  -------------  --------------  ------------



BALANCE, DECEMBER 31, 1998      4,363,148               $     4,363  $1,141,738     $ (1,146,101)  $          -

Common stock
 issued for cash               10,000,000  $     0.050       10,000     490,000                -        500,000

Common stock issued
 for purchase of Asia
 Pacific Co., LTD                 690,000  $     0.108          690      73,919                0         74,609
                             ------------               ----------  -------------  --------------  ------------

BALANCE, SEPTEMBER 30, 1999    15,053,148               $    15,053  $1,705,657    $  (1,146,101)  $    574,609
                             ============               ===========  ==========    ==============  ============


                           See notes to the financial statements.

                                                       iLive, Inc.
                                          Consolidated Statements of Cash Flows
                                                       (Unaudited)

                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                                  1999           1998
                                                                            ------------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net cash acquired in purchase of Asia Pacific Co., LTD                   $     75,180   $        -


    Net cash provided by investing activities                                     75,180            -
                                                                            ------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                                           500,000            -
                                                                            ------------  -----------

    Net cash provided by financing activities                                    500,000            -
                                                                            ------------  -----------


Net increase in cash                                                             575,180            -

CASH, BEGINNING OF PERIOD                                                              -            -
                                                                            ------------  -----------

CASH, END OF PERIOD                                                         $    575,180   $        -
                                                                            ============  ===========


NONCASH INVESTING AND FINANCING ACTIVITIES:
 Purchase of all the common stock of Asia Pacific Co., LTD
 in cxchange for 690,000 shares of common stock valued
 at $74,609
     Fair value of assets acquired, including $75,180 in cash               $  2,084,559   $        -
     Fair value of liabilities assumed                                      $ (1,934,770)
     Common stock issued                                                         (74,609)           -
                                                                            ------------  -----------
                                                                            $     75,180   $        -
                                                                            ============  ===========


                           See notes to the financial statements.

                                         iLive, Inc.
                                 Notes to Financial Statements
                                      September 30, 1999
                                         (Unaudited)


1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       -------------------------------------------------------------------------

Nature  of  Business
--------------------

iLive, Inc. (formerly Powerhouse International Corporation) was incorporated in 1987 in the state of Nevada, has been inactive since 1996, and had no assets or liabilities at August 31, 1999. On September 7, 1999 iLive issued 10,000,000 shares of common stock for $500,000 and on September 30, 1999, it acquired Asia Pacific Co., LTD ("Asia Pacific") by issuing 690,000 of its common shares in exchange for all of the outstanding common shares of Asia Pacific. This acquisition was accounted for as a purchase.

Asia Pacific was incorporated in October 1995 in Niue (a foreign country). In 1996 Asia Pacific acquired a controlling interest in 246 LLC, a limited liability company organized in March 1996, to construct and operate a full-service restaurant, bar and membership club in Beverly Hills, California. The restaurant, known as Chasen's, commenced operations in April 1997.

Prior to the acquisition, Asia Pacific had $2,084,559 in assets and $2,009,950 in liabilities, which approximate their fair value. The 690,000 shares issued were valued at $74,609, which equals the net assets acquired and therefore, no goodwill was recorded.

The following summarized pro forma (unaudited) information assumes the acquisition had occurred on January 1, 1998.




                            NINE MONTHS ENDED     YEAR ENDED           YEAR ENDED
                            SEPTEMBER 30, 1999    DECEMBER 31, 1998    DECEMBER 31, 1997
                            --------------------  -------------------  -------------------

        REVENUE             $         2,434,580   $        3,611,508   $        2,713,162
                            ====================  ===================  ===================

        NET LOSS            $          (821,917)  $         (317,272)  $       (1,159,731)
                            ====================  ===================  ===================

        NET LOSS PER SHARE  $             (0.14)  $            (0.06)  $            (0.23)
                            ====================  ===================  ===================


The accompanying consolidated financial statements include the accounts of iLive, Inc. ("iLive") and its wholly owned subsidiary, Asia Pacific Co., LTD
("Asia Pacific") and Asia Pacific's majority owned subsidiary, 246 LLC (dba Chasen's), (collectively, the "Company"). All material intercompany transactions and accounts have been eliminated in consolidation.

                                         iLive, Inc.
                                   Notes to Financial Statements
                                         (Unaudited)

1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       (CONTINUED)

Cash  and  equivalents
----------------------

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Inventories
-----------

Inventories, consisting of food, liquor, wine and cigars and cigarettes, are stated at the lower of cost (first-in, first-out) or market.

Property  and  equipment
------------------------

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives of 5-7 years using accelerated methods. Amortization of leasehold improvements is provided over the lease term using the straight line method.

Long-lived assets are reviewed annually for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

Income  taxes
-------------

The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) 109. Under the asset and liability method of SFAS 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to the difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Minority  interests
-------------------

Minority  interests  represent  the  minorities'  37.25%  equity  in  246  LLC.

Basic  and  diluted  net  loss  per  share
------------------------------------------

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

                                            iLive, Inc.
                                    Notes to Financial Statements
                                            (Unaudited)

1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
      (CONTINUED)

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair  value  of  financial  instruments
---------------------------------------

The fair value of financial instruments, consisting primarily of notes payable and long-term debt, is based on interest rates available to the Company and comparison to quoted prices. The fair value of these financial instruments approximates carrying values.

Concentration  of  credit  risk
-------------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash maintained at two high credit quality financial institutions located in Los Angeles, California. There were no uninsured balances at December 31, 1998.

2.     PROPERTY  AND  EQUIPMENT

                                         ESTIMATED


                               USEFUL LIVES    AMOUNT
                               --------------  ----------
Leasehold improvements         Life of lease   $1,906,207
Kitchen equipment                    5 years      279,157
Furnishings and fixtures             7 years      704,545
China and silverware                 5 years       96,420
Sound system equipment               5 years       69,501
Office and computer equipment        5 years       42,060
                                               ----------

                                                3,097,890

Accumulated depreciation                       (1,254,511)
                                            --------------

                                               $1,843,379
                                               ==========

                                               iLive, Inc.
                                      Notes to Financial Statements
                                              (Unaudited)


3.     NOTES  PAYABLE

Various unsecured demand notes payable to minority interests,
with interest rates at 10% and 19.99%                                   $  336,439

Unsecured 10% and 12% demand note payable to affiliates                    199,397

Secured 10% demand note payable to affiliate                               455,000

Other                                                                      119,009
                                                                        ----------

                                                                        $1,109,845
                                                                        ==========

4.     CONVERTIBLE  NOTE

The Company has a convertible note in the amount of $1,500,000 with an annual interest rate of 12%. Pursuant to the terms of the note, the Company is required to repay the principal and interest on or before March 7, 2001. The note is convertible at any time, given 15 days notice, at the holder's election into a maximum of 6,000,000 shares of the Company's common stock at $0.25 per share. The Company received proceeds from the note subsequent to September 30, 1999.

5.     REVERSE  COMMON  STOCK  SPLIT

On September 13, 1999 the Company effected a 5-for-1 reverse split of its common stock. Accordingly, all references to number of common shares, except shares authorized, and to per share information in the consolidated financial statements have been adjusted to reflect the reverse stock split on a retroactive basis.

6.     INCOME  TAXES

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting and tax bases of its assets and liabilities. Deferred tax assets are reduced by a valuation allowance when deemed appropriate.

Under Section 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards is limited after an ownership change, as defined, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax exempt rate in effect for any month in the 3 calendar month period ending with the calendar month in which the ownership change occurred. Due to the ownership change as a result of the issuance of 10,000,000 shares of common stock, the Company's utilization of net operating losses may be limited. The determination of whether a change in control has occurred can be a very complex and time consuming process. The Company is not currently in a position to determine specifically whether or not a change in control has occurred.

                                  iLive, Inc.
                          Notes to Financial Statements
                                  (Unaudited)


6.     COMMITMENTS  AND  CONTINGENCIES

Lease  obligations
------------------

The Company leases office space at a monthly rental rate of $13,500 per month on a month to month basis. The monthly rental amount is scheduled to increase to $14,500 on January 1, 2000, to $15,000 per month beginning July 1, 2000, and adjusted annually according to the Consumer Price Index beginning on July 1, 2001.

The Company's restaurant and office facilities operating lease expires February 28, 2006, with two 5-year renewal options. The lease calls for payment of the Company's share of the common area expenses in addition to minimum monthly lease payments. The minimum monthly lease payment of $23,400 through March 1999 is adjusted annually thereafter based on the Consumer Price Index.

In addition the Company is obligated to pay percentage rent equal to 7.5% of monthly gross sales in excess of $250,000 and $10,000 annually, in the form of unrestricted credit, towards any purchases of food, beverage, or other restaurant services.

The Company leases point-of-sale computer equipment and related software for $1,940 per month under an operating lease expiring February 2000.

Future minimum annual lease payments under all non-cancelable operating leases are:





1999                                $   304,080
2000                                    284,680
2001                                    280,800
2002                                    280,800
2003                                    280,800
Thereafter                              608,400
                                       --------

                                     $2,039,560
                                    ===========



License  agreement
------------------

The Company has entered into an agreement to the use the name "Chasen's" through February 1, 2007 with an option to renew for two successive 5-year periods, followed by successive periods of 1 year each up to 99 years. The agreement grants the Company exclusive license of the name for the operation of a restaurant in the city of Beverly Hills and other exclusive and non-exclusive licenses relating to the sale of certain products at the restaurant bearing the "Chasen's" name. The Company has agreed to pay a royalty of 1-1/2% of the restaurant gross receipts for the first 18 months and 2% for each year thereafter, an 8% royalty on the sale of licensed products sold for $75 or less and 6% on licensed products sold for more than $75. The royalty payments are subject to an $80,000 annual minimum after the first 18 months of the agreement. The Company has the right to terminate the agreement for any reason upon not less than 120 days written notice to licensor. The licensor can only terminate the agreement for cause as described in the agreement.

2) Interim financial statements of Asia Pacific Ltd., for the nine-months ended September 30, 1999:



                              ASIA PACIFIC CO., LTD

                        Consolidated Financial Statements

                               September 30, 1999

                                   (Unaudited)

                              ASIA PACIFIC CO., LTD
                           Consolidated Balance Sheet
                                   (Unaudited)







                                                                 SEPTEMBER 30, 1999
                                                                 --------------------
ASSETS
CURRENT ASSETS:
   Cash                                                          $            75,180
   Inventories                                                                77,717
   Other                                                                      21,899
                                                                 --------------------
      TOTAL CURRENT ASSETS                                                   174,796

PROPERTY AND EQUIPMENT, NET                                                1,843,379

OTHER ASSETS                                                                  66,384
                                                                 --------------------

                                                                 $         2,084,559
                                                                 ====================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Notes payable                                                 $         1,109,845
   Accounts payable                                                          533,663
   Accrued interest                                                          106,209
   Sales taxes                                                                57,031
   Other accrued expenses                                                    184,422
                                                                 --------------------
      TOTAL CURRENT LIABILITIES                                            1,991,170

MINORITY INTERESTS                                                            18,780

COMMITMENTS AND CONTINGENCIES                                                      -

SHAREHOLDERS' EQUITY:
   Common stock, $.001 par value, 10,000,000 shares authorized,
      6,866,089 shares issued and outstanding                                  6,866
   Additional paid-in capital                                              3,383,041
   Accumulated deficit                                                    (3,315,298)
                                                                 --------------------

      TOTAL SHAREHOLDERS' EQUITY                                              74,609
                                                                 --------------------

                                                                 $         2,084,559
                                                                 ====================



                     See note A to the financial statements.


                             ASIA PACIFIC CO., LTD
                      Consolidated Statements of Operations
                                   (Unaudited)



                                           NINE MONTHS ENDED
                                           SEPTEMBER 30, 1999    SEPTEMBER 30, 1998
                                           --------------------  --------------------


REVENUES                                   $         2,434,580   $         2,548,175
                                           --------------------  --------------------

EXPENSES:
  Cost of food and beverage                            755,110               790,599
  Labor                                              1,209,187             1,033,502
  Rent                                                 449,100               247,776
  Licensing fee                                         71,115                34,530
  Other restaurant operating                           278,757               292,361
  General and administrative                           389,045               241,412
  Depreciation and amortization                        559,324               281,047
                                           --------------------  --------------------

                                                     3,711,638             2,921,227
                                           --------------------  --------------------

LOSS FROM OPERATIONS                                (1,277,058)             (373,052)

INTEREST EXPENSE                                        43,674                40,679
                                           --------------------  --------------------

LOSS BEFORE MINORITY INTERESTS                      (1,320,732)             (413,731)

MINORITY INTERESTS                                     498,815               199,448
                                           --------------------  --------------------

NET LOSS                                   $          (821,917)  $          (214,283)
                                           ====================  ====================

BASIC AND DILUTED NET LOSS PER SHARE       $             (0.12)  $             (0.03)
                                           ====================  ====================

BASIC AND DILUTED WEIGHTED AVERAGE SHARES
  OUTSTANDING                                        6,866,089             6,769,089
                                           ====================  ====================






                     See note A to the financial statements.


                             ASIA PACIFIC CO., LTD
                            Statements of Cash Flows
                                   (Unaudited)



                                                            NINE MONTHS ENDED
                                                 SEPTEMBER 30, 1999    SEPTEMBER 30, 1998
                                                 --------------------  --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $          (821,917)  $          (214,283)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation and amortization                            559,324               281,047
    Minority interest                                       (498,815)              (59,448)
    Changes in assets and liabilities:
      Inventories                                             45,879                 7,802
      Other current assets                                   (11,183)              (11,362)
      Deposits and other assets                              202,105                 3,175
      Accounts payable                                         6,771               (15,020)
      Accrued interest                                        37,799                34,060
      Advances from affiliates                               (91,573)              116,841
      Sales taxes                                            (22,536)               60,604
      Other accrued expenses                                 103,591              (296,782)
                                                 --------------------  --------------------

    Net cash used by operating activities                   (490,555)              (93,366)
                                                 --------------------  --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                        (10,274)              (75,647)


    Net cash used by investing activities                    (10,274)              (75,647)
                                                 --------------------  --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                556,464               169,047


    Net cash provided by financing activities                556,464               169,047
                                                 --------------------  --------------------

Net increase in cash                                          55,635                    34

CASH, BEGINNING OF PERIOD                                     19,545                18,872
                                                 --------------------  --------------------

CASH, END OF PERIOD                              $            75,180   $            18,906
                                                 ====================  ====================


                     See note A to the financial statements.

                             ASIA PACIFIC CO., LTD.
                         NOTE A TO FINANCIAL STATEMENTS

                               September 30, 1999
                                   (Unaudited)


A.     SALE OF THE COMPANY

On September 30, 1999, iLive, Inc. (formerly known as Powerhouse International Corporation) acquired the Company by issuing 690,000 of its common shares in exchange for all the outstanding common shares of the Company.

3) Audited financial statements of iLive, Inc. for the years ended December 31, 1998, 1997, 1996, 1995, and 1994.


                      POWERHOUSE INTERNATIONAL CORPORATION

                          AUDITED FINANCIAL STATEMENTS

                  DECEMBER 31, 1998, 1997, 1996, 1995 AND 1994

                                 DAVID M. RASKIN
                           Certified Public Accountant
                      530 South Federal Highway, Suite 160
                         Deerfield Reach, Florida 33441
                        (954) 421-5055 Fax (954) 426-4611

                          Independent Auditor's Report




To  the  Board  of  Directors
Powerhouse  International  Corporation
Boca  Raton,  Florida

I have audited the accompanying consolidated balance sheets of Powerhouse International Corporation as of December 31, 1998, 1997, 1996, 1995 and 1994 and the related consolidated statements of operations and retained earnings (accumulated deficit), consolidated statements of stockholders' equity (deficit), and consolidated statements of cash flows for the years then ended. Thcsc financial statements are the responsibility of the Companys management. My responsibility is to express and opinion on these financial statements bored on my audits.

I conducted any audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain treasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Powerhouse International Corporation as of December 31, 1998,1997, 1996, 1995 and 1994, the results of opcrations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

David  M.  Raskin
Certified  Public  Accountant

July  16,  1999

                      POWERHOUSE INTERNATIONAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                  DECEMBER 31, 1998, 1997, 1996, 1995 AND 1994

                                     ASSETS




                                     1998   1997   1996   1995        1994
                                    -----  -----  -----  ----------  --------
Current assets:
  Cash                              $   -  $   -  $   -  $   33,973  $(1,318)
  Accounts receivable -trade            -      -      -           -        -
  Inventory                             -      -      -           -        -
  Loans receivable - officers           -      -      -       6,600    6,600
  Notes receivable - shareholders       -      -      -           -        -
  Prepaid expenses                      -      -      -      68,983   72,228
  Deferred charges                      -      -      -           -        -
                                   ------  -----  -----   ---------  -------


    Total current assets                -      -      -     109,556   77,510
                                   ------  -----  -----   ---------  -------

Property, plant, and equipment:

  Office equipment                      -      -      -      55,008    2,850
  Machinery and equipment               -      -      -     401,686        -
  Vehicles                              -      -      -       6,330    2,500
  Leashold improvements                 -      -      -     573,000        -
                                   ------  -----  -----   ---------  -------
    Sub-totals                          -      -      -   1,036,024    5,350
    Less: Accumulated depreciation      -      -      -   1,008,035        -
                                   ------  -----  -----   ---------  -------

Net property, plant, and equipment      -      -      -      27,989    5,350
                                   ------  -----  -----   ---------  -------

Other assets:
  Organizational costs                  -      -      -           -        -
  Goodwill, net of amortization         -      -      -      98,750        -
  Covenant, net of amortization         -      -      -      33,265        -
  Deposits                              -      -      -      43,454    7,900
                                   ------  -----  -----   ---------   ------
  Total other assets                    -      -      -     175,469    7,900
                                   ------  -----  -----   ---------   ------

Total assets                        $   -  $   -  $   -  $  313,014  $90,760
                                   ------  -----  -----  ----------  -------



                                     POWERHOUSE INTERNATIONAL CORPORATION

                                         CONSOLIDATED BALANCE SHEETS
                                 DECEMBER 31, 1998, 1997, 1996, 1995 AND 1994

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                1998          1997          1996          1995        1994
                                            ------------  ------------  ------------  ------------  ---------
Current liabilities:
  Accounts payable end
  accrued expenses                          $         -   $         -   $         -   $   598,731   $ 33,880
  Loans payable - shareholders                        -             -             -         1,065      7,336
  Notes payable                                       -             -             -       457,621      6,206
                                            -----------   -----------   -----------   -----------   ---------


Total current liabilities                             -             -             -     1,057,417     47,442
                                            -----------   -----------   -----------    ----------   ---------

Commitments and contingencies

Stockholders' equity (deficit):

Preferred stock -10,000,000 shares author-
  ized, none issued and outstanding                   -             -             -             -          -
Common stock - $.001 par value
  100,000,000 shares authorized, issued,
  And outstanding at December 31:
  1998 - 21,815,737 shares                       21,816             -             -             -          -
  1997 - 21,815,737 shares                            -        21,816             -             -          -
  1996 - 21,815,737 shares                            -             -        21,816             -          -
  1995 - 7,613,034 shares                             -             -             -         7,613          -
  1994 - 234,030 shares                               -             -             -             -        234
Paid-in capital in excess of par value
  On common stock                             1,124,285     1,124,285     1,124,285     1,118,286     71,671
Notes receivable from officers                        -             -             -             -          -
Retained earnings (accumulated deficit)      (1,146,101)   (1,146,101)   (1,146,101)   (1,870,302)   (28,567)
                                             ----------   -----------   -----------    -----------   --------
     Total stockholders' equity (deficit)             -             -             -      (744,403)    43,338
                                             ----------   -----------   -----------    -----------    -------

Total liabilities and stockholders'
   Equity (deficit)                         $         -   $         -   $         -   $   313,014   $ 90,760
                                            -----------   -----------   -----------   -----------   --------

                              POWERHOUSE  INTERNATIONAL CORPORATION

                          CONSOLIDATED STATEMENTS OF OPERATIONS AND
                          RETAINED EARNINGS (ACCUMULATED DEFICIT) .
               FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996,1995 AND 1994


                                            1998   1997   1996        1995         1994
                                           -----  -----  ----------  ------------  ---------


Gross revenues                             $   -  $   -  $ 391,001   $   810,154   $      -
Less: Sales returns and allowances             -      -          -             -          -
                                           -----  -----  ---------   -----------   --------

Net revenues                                   -      -    391,101       810,154          -

Cost of goods sold                             -      -    165,267       289,344          -
                                           -----  -----   --------    ----------    -------

Gross profit on sales                          -      -    225,734       520,810          -

General and administrative expenses:
  Professional fees                            -      -        350       272,401      2,240
  Rent and real estate taxes                   -      -    143,184       156,158      3,900
  Depreciation and amortization                -      -          -        48,933          -
  Interest                                     -      -          -        14,098        743
  Other                                        -      -    363,730       681,378      6,479
                                           -----  -----   --------    ----------     ------
  Total general and administrative             -      -    507,264     1,172,968     13,362
                                           -----  -----   --------    ----------    -------
Income (loss) before other income
and expenses                                   -      -   (281,530)     (652,158)   (13,362)

Other income and expenses
  Gain (loss) on abandonment
     sale of equipment                         -      -      5,975             -          -
  Asset Impairment                             -      -     (3,221)   (1,210,585)         -
  Interest income                              -      -          -             -          -
  Other income                                 -      -          -        21,575          -
                                           -----  -----   --------     ----------    ------
  Total other income and expenses              -      -      2,754    (1,189,010)         -
                                           -----  -----   --------    -----------    ------
Income (loss) from continueing operations
  Before provision for income taxes            -      -   (278,776)   (1,841,168)   (13,362)

                               POWERHOUSE INTERNATIONAL CORPORATION

                             CONSOLIDATED STATEMENTS OF OPERATIONS AND
                                RETAINED EARNINGS (ACCUMULATED DEFICIT)
                FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996, 1995 AND 1994





                                            1998         1997           1996          1995          1994
                                            -----------  -----------   ------------   ------------  --------


Provision for income taxes                            -            -              -           567          -
                                            -----------   ----------   ------------    -----------   -------
Income (loss) from continuing operations              -            -       (278,776)    (1841,735)   (13,362)

Discontinued operations (Read Note 3)
  Loss from discontinued operations (Less
    applicable income taxes $-0-)                     -            -     (2,115,836)            -          -
                                             ----------    ---------    -----------     ---------     ------
  Net income (loss) before
    extraordinary item                                -            -     (2,394,612)   (1,841,735)   (13,362)
                                             ----------    ---------    ------------   ----------    --------

Extraordinary item
  Gain on early extinguishment of debt
    (less applicable income taxes $-0-)               -            -      3,118,813             -          -
                                             ----------    ---------     -----------    ---------    --------

Net income (loss)                                     -            -        724,201    (1,841,735)   (13,362)

Retained earnings (accumulated
  deficit) - beginnning of year                       -            -     (1,870,301)      (18,567)   (15,205)
                                              ---------    ---------     -----------    ----------   ---------
Retained earnings (accumulated
  deficit) - end of year                    $         -  $         -   $( 1,146,101)  $(1,870,302)  $(28,567)
                                            -----------  -----------   -------------  ------------  ---------
Weighted average number of
  Common shares outstanding                  21,815,737   21,815,737     16,353,159     3,702,356     93,004
                                            -----------  -----------    ------------  ------------  ---------

Earnings (loss) per common share:           $         -  $         -   $      0.044   $    (0.497)  $ (0.144)
                                            -----------  -----------   -------------  ------------  ---------
Income (loss) from continuing operations    $         -  $         -   $     (0.017)  $    (0.497)  $ (0.144)
Loss from discounted operations             $         -  $         -         (0.129)            -          -
Extraordinary items                                   -            -          0.190             -          -
  Net income (loss) per share               $         -  $         -          0.044        (0.497)  $ (0.144)
                                            -----------  ------------  -------------  ------------  ---------

                      POWERHOUSE INTERNATIONAL CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 31,1998, 1997, 1996, 1995 AND 1994


                                            1998  1997  1996          1995          1994
                                            ----  ----  ------------  ------------  ---------

Cash flows from operating activities:
  Net income (loss)                            -     -  $   724,201   $(1,841,735)  $(13,362)
                                            ----  ----- -----------   ------------  ---------
Adjustments to reconcile net income (loss)
  To net cash provided by (used in) oper-
  Ating activities:
  Depreceiation and amortization               -     -            -        63,174          -
  Loss on impairment of assets                 -     -        3,221     1,210,585          -
  (Gain) loss on sale and abandon-
    ment of equipment                          -     -       (5,975)        5,875          -
  (Gain) on early extinguishment of debt       -     -   (3,118,813)            -          -
  Loss from discontinued operations            -     -    2,115,836             -          -

Changes in assets and liabilities
  Accounts receivable - trade                  -     -            -             -          -
  Inventory                                    -     -            -             -          -
  Loans receivable - officers                  -     -       (6,600)            -     (6,600)
  Notes receivable  - shareholders             -     -            -             -          -
  Prepaid expenses                             -     -      (68,983)      (27,386)   (38,944)
  Deferred charges                             -     -            -             -          -
  Goodwill                                     -     -      (98,750)            -          -
  Covenant                                     -     -      (33,265)            -          -
  Deposits                                     -     -      (43,454)      (35,554)    (7,900)
  Accounts payable and
    Accrued expenses                           -     -      598,731       102,709     33,880
  Loans payable - shareholders                 -     -        1,065        (6,271)    13,541
  Notes payable                                -     -      457,621             -          -
                                            ----  ----    ---------     ---------    -------
    Total adjustments                          -     -     (199,366)    1,313,132      6,023

Net cash provided by (used in) oper-
  ating activities                             -     -      524,835      (528,603)   (19,385)
                                            ----  ----    ----------    ----------   --------


                    POWERHOUSE  INTERNATIONAL  CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 31,1998, 1997, 1996, 1995 AND 1994




                                               1998   1997  1996        1995       1994
                                              -----  -----  ----------  ----------  ---------

Cash flows from investing activities:


Payments to acquire property, plant,
  and equipment                                   -      -          -    (247,457)    (5,350)
Organizational costs                              -      -    (98,750)          -    (33,284)
Goodwill                                          -      -          -           -          -
Covenant                                          -      -    (33,265)          -          -
                                               ----  -----   ----------  --------   ----------
  Net cash provided by (used in)
  investing activities                            -      -   (132,015)   (247,457)   (38,634)
                                               ----  -----   ----------  ---------  ----------
Cash flows from financing activities:

Proceeds from issuance of common stock            -      -     20,202     197,211     56,701
Proceeds from the issuance of notes payable       -      -          -     (38,393)         -
Repayment of notes payable                        -      -   (457,621)     50,000          -
Repayment of shareholders loans                   -      -     10,626     602,533          -
                                               ----  -----  -----------  ---------   --------
  Net cash provided by (used in)
  financing activities                            -      -   (426,793)    811,351     56,701
                                               ----  -----  -----------  ---------   --------
Net increase (decrease) in cash                   -      -    (33,973)     35,291     (1,318)

Cash balance - beginning of year                  -      -     33,973      (1,318)         -
                                               ----  -----   ----------   ---------  --------
Cash balance - end of year                    $   -  $   -  $       -   $  33,973   $ (1,318)
                                              -----  -----  ----------- ----------- ---------



                                            POWERHOUSE INTERNATIONAL CORPORATION

                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                FOR THE YEARS ENDED DECEMBER 31,1998,1997, 1996,1995 AND 1994



                                                        Paid-in capital     Retained
                                                         in excess of       earnings        Notes
                 Preferred shares     Common shares      par value on     (Accumulated   receivable




                Number     Amount    Number     Amount   common stock       deficit)    from officers       Total
               -------    -------    ------    -------   -------------    -------------  ------------- -------------------

Balance              -    $    -     67,363    $    67    $     15,138    $   (15,205)   $           -  $               -
September
8, 1994
(inception)

Issuance of          -         -    166,667        167          56,533              -                -             56,700
common stock

Net loss
inception to
December 31,
1994                 -         -          -          -               -        (13,362)               -            (13,362)
               -------   -------   --------    -------    ------------    ------------    ------------    ----------------
Balance
December 31,
1994                                234,030        234          71,671        (28,567)               -             43,338

Proceeds of
limited offering
(Note 14)            -         -    330,781        331         108,827              -                -            109,158


Exercise of
stock options
(Note 15)            -         -  3,765,831      3,766         584,624              -         (446,657)           141,733

Stock exchanged
for services
(Note 11)            -         -  2,382,392      2,382         537,121              -                -            539,503

Issuance of
common stock
(Note 16)            -         -    900,000        900         262,700              -                -            263,600

Notes receivable
from officers        -         -          -          -        (446,657)             -          446,657                  -

Net loss
December 31, 1995    -         -          -          -               -     (1,841,735)               -         (1,841,735)
                  ----     -----   --------    -------      ----------     -----------        --------        ------------
Balance
December 31, 1995    -         -  7,613,034      7,613       1,118,286     (1,870,302)               -           (744,403)

Issuance of
common stock         -         - 14,202,703     14,203           5,999              -                -             22,202

Net income
December 31, 1996    -         -          -          -               -        724,201                -            724,201
                  ----     ----- ----------    -------   -------------   ------------      -----------        -----------
Balance
December 31,
1998, 1997,
and 1996             -    $    - 21,815,737   $ 21,816   $   1,124,285   $ (1,146,101)      $        -         $        -
                 -----    ------ ----------   --------   -------------   -------------     -----------         -----------


                     POWERHOUSE INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31, 1998, 1997, 1996, 1995 and 1994

1.  INCORPORATION  AND  ORGANIZATION

Powerhouse International Corporation originally was incorporated In April, 1987, in the State of Nevada as Sandalwood Corporation (Sandalwood). In 1988, Sandalwood sold its existing operations and became inactive. In November, 1994, Sandalwood acquired Spaceplex-One, Inc. (Spaceplex-One). a corporation incorporated in the State of New York, on September 8, 1994. The acquisition was accounted for as a recapitalization of Spaceplex-One and a purchase by Spaceplex-One of Sandalwood. On November 21, 1994, the legal name of Sandalwood was changed to Spaceplex Amusement Centers International. Ltd. ("Spaceplex") . Spaceplex through its subsidiaries engaged in the business of operating family amusement centers.

In May, 1996, the majority of Spaceplex's shares were acquired by new owners. In May, 1996, Spaceplex changed its name to Air Energy, Inc., and in December, 1997, Air Energy, Inc. changed its name to Powerhouse International Corporation (the "Company"). (See Note 5.)

In December, 1997, the Company was in the process of acquiring all of the issued end outstanding shares of stock of Checking Exchange, Inc., a Florida corporation ("Checking Exchange"). The Company, through Checking Exchange was engaged in the business of check cashing. (See Note 6.) This transaction was never finalized.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Consolidation
-------------

The consolidated financial statements include the accounts of Spaceplex and its wholly-owned subsidiary and the Company. All material Iintercompany accounts and transactions have been eliminated.

Goodwill
--------

Goodwill represents the excess of the cost of the net assets acquired over the fair value at the date of acquisition. The goodwill is amortized on the straight-line method.

Basis  of  presentation
-----------------------

In April, 1996, Spaceplex filed Chapter 11 bankruptcy proceedings. Accordingly. Spaceplex reduced its assets to fair value and recognized impairment loss in the Income statement. The impaired assets are property and equipment, goodwill, covenant not to compete, and deferred charges. The fair value was determined based upon estimated market values at that time. The impairment loss was valued at $1,210,585.

                      POWERHOUSE INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31, 1998, 1997, 1996, 1995 and 1994

In April, 1996, Spaceplex satisfied all outstanding debts and claims utilizing all of its remaining assets and was discharged from bankruptcy. In April, 1996, Spaceplex discontinued all operations. (See Notes 3 and 4.)

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could different from those estimates, Significant estimates include those related to valuation of fixed assets and intangibles. It is as leased reasonably possible that the significant estimates used will change within the next year.

Property  and  equipment
------------------------

Property and equipment is stated at cost. Major expenditures for property and equipment and those which substantially increase the useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included In Income.

Depreciation will be provided by accelerated methods over the estimated useful lives of the assets.

Covenant not to-compete
-----------------------

In August, 1995, as part of a purchase of assets by Spaceplex, the sellers entered into a covenant not to compete with Spaceplex, which is amortized using the straightline method over an eight month period. Amortization expense was $7,397 in 1995.

3.  DISCONTINUED  OPERATIONS

In April, 1996, Spaceplex filed Chapter 11 bankruptcy proceedings. As a result of those proceedings, in April, 1996, Spaceplex satisfied all outstanding debts and claims utilizing all of its remaining assets to satisfy such outstanding debts and claims and was discharged from bankruptcy. As a result of utilizing all of its assets to satisfy all outstanding debts and claims. Spaceplex discontinued all operations in April, 1996.

                      POWERHOUSE INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31, 1998, 1997, 1996, 1995 and 1994

4.  EARLY  EXTINGUISHMENT  OF  DEBT

Due to Spaceplex's bankruptcy and the satisfaction of all of its outstanding debts and claims utilizing all of its remaining assets to satisfy such outstanding debts and claims, certain notes payable totaling $739,118.00 were extinguished in April, 1996. (See Notes 3 and 12.)

5.  CHANGE  OF  CONTROL

On May 17, 1996, the control of Spaceplex changed as a result of the exchange of 21,030,351 share of common stock, $.001 par value of American Powerhouse, Inc. (American Powerhouse) for $52,575,877 authorized, but previously unissued shares of the common capital stock $.001 par value, of Spaceplex. This resulted in Spaceplex having 54,539,342 shares of common stock, $.001 par value issued and outstanding as of that date. On May 17, 1996, the directors of Spaceplex approved a 1-for-2.5 stock split resulting In the reduction of the issued and outstanding shares of Spaceplex's common stock, $.001 par value, and after giving effect to the 1-for-2.5 reverse stock split, Spaceplex had 21.815,737 shares of common stock $.001 par value issued and outstanding as of that date.

6.  ACQUISITION  OF  CHECKING  EXCBANGE

On December 5, 1997, the Company was to issue 500,000 shares of its common stock, $.001 par value share of stock to acquire Its wholly-owned subsidiary, Checking Exchange, which would have resulted in the Company having 22,315,737 shares of common stock $.001 par value issued and outstanding. The transaction was never finalized and the stock was never issued.

7.  NET  INCOME  (LOSS)  PER  SHARE

Net income (loss) per share Is computed based on the weighted average number of common and common stock equivalent shares.

8.  FINANCIAL  INSTRUMENTS

The Company's financial instruments include cash and payables for which carrying amounts approximate fair value.

                      POWERHOUSE INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31, 1998, 1997, 1996, 1995 and 1994

9.  PROPERTY,  EQUIPMENT,  AND.  DEPRECIATION

Major  classes  of  property  and  equipment  consist  of  the  following:




                                1998   1997   1996   1995       1994
                               -----  -----  -----  ----------  ------

Office equipment               $   -  $   -  $   -  $   55,008  $2,850
Machinery and equipment            -      -      -     401,686       -
Vehicles                           -      -      -       6,330   2,500
Leashold improvements              -      -      -     573,000       -

  Sub-total                        -      -      -   1,036,024   5,350

Less: Accuulated depreciation
and amortization                   -      -      -   1,008,035       -

Net property and equipment     $   -  $   -  $   -  $   27,989  $5,350

The  depreciation  expense  was  $41,536  in  1995.

Spaceplex did not record any depreciation on the assets in 1994 as they had not been placed in service.

Spaceplex  discontinued all operations in. April, 1996. (See Notes 2, 3, and 4.)

10.  RECAPITALIZATION

Effective November 9, 1994, Spaceplex acquired the stock of Spaceplex-One in a reverse acquisition in which the shareholders of Spaceplex-One acquired control of Spaceplex. The acquisition was accomplished through an exchange of stock In which Spaceplex exchanged 5 million shares of newly Issued $.001 par value common stock for 100% of the outstanding stock of Spaceplex-One. Upon completion of this transaction, the shareholders of Spaceplex-One controlled approximately 71% of the voting rights of the combined company.

For financial reporting purposes, Spaceplex-one is deemed to be the acquiring entity. The merger has been reflected as a recapitalization of Spaceplex-One with the capital restated as of the date of inception.

On May 17,1896, the control of Spaceplex changed as a result of the exchange of 21,030,351 shares of common stock, $.001 par value of American Powerhouse, Inc. for $52,575,877 authorized but previously unissued share of the common capital stock $.001 par value, of Spaceplex. This resulted in Spaceplex having

                      POWERHOUSE INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31. 1998, 1997, 1996, 1995 and 1994

54,539,342 shares of common stock, $.001 par value issued and outstanding as of that date. On May 22, 1996, the directors of Spaceplex approved a 1-for-2.5 stock split resulting in the reduction of the issued and outstanding shares of Spaceplex's common stock, $.001 par value, and after giving effect to the 1-for-
2.5 reverse stock split, Spaceplex had 21,815,737 shares of common stock $.001 par value issued and outstanding as of that date.

On December 5, 1997, the Company was to issue 500,000 shares of its common stock, $.001 par value shares of stock to acquire its wholly-owned subsidiary, Checking Exchange, resulting in the Company having 22,315,737 shares of common stock $.001 par value issued and outstanding. The transaction was never finalized and the stock was never issued.

11.  NON-MONETARY  TRANSACTIONS

Asset  acquisition
------------------

On August 9, 1995, Spaceplex-One executed an asset purchase agreement, which was valued at $1,335,200, to acquire assets of Complesports, Inc and its affiliates (Complesports), an existing family amusement center In St. James, NY. The purchase was inclusive of existing leases, trademarks, registrations of names, as well as goodwill and a covenant not to compete. Spaceplex-One effectively acquired the operations of the facility.

In connection with the acquisition, Spaceplex paid $179,000 in cash, executed promissory notes in the amount of $300,000, assumed debt of Complesports of $650,000, and exchanged 400,000 shares of common stock valued at $1,031,000.

Spaceplex  discontinued  ail operations in April, 1996. (See Notes 2, 3, and 4.)

Shareholder  loans
------------------

In June, 1995, the Company issued common stock in exchange for promissory notes from officers of the Company in the amount of $602,533. In May, 1996, these shareholder loans were written off as worthless:

Stock  exchanged  for  services
-------------------------------

In July and August, 1995, the Company issued common stock in exchange for services valued at $48,050.

Spaceplex  discontinued  all operations in April, 1996. (See Notes 2, 3, and 4.)

                      POWERHOUSE INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31, 1998, 1997, 1996, 1995 and 1994

12.  NOTES  PAYABLE

       Notes  payable  consist  of  the  following:



                                          1998   1997   1996   1995      1994
                                        -------  -----  -----  --------  ------
Cash flows from investing activities

Promissory note, interest, non-
compounded at 6%, payable in full
on March 22, 1995                         $   -  $   -  $   -  $ 50,000  $    -

Promissory note, payable in three equal
installments of $100,000 due in
November, 1995                                -      -      -   300,000       -

Notes payable, due on demand with
interest paid monthly at rates of 13% to
15% per annum                                 -      -      -    60,901   6,206

Notes payable, due on demand with
interest of 11% per annum                     -      -      -    46,720       -

                                          $   -  $   -  $   -  $457,621  $6,206

These notes were extinguished in April, 1996, in connection with Spaceplex's bankruptcy. (See Notes 3 and 4.)

13.  COMMITMENTS  AND-CONTINGENCIES

In August, 1995, upon consummation of an acquisition agreement, Spaceplex assumed the operating lease for the St. James, NY facility. The lease expires May 31, 2000, and provides for minimum annual rentals plus Increases based on real estate taxes. The lease was terminated In April, 1996, due to Spaceplex discontinuing all operation in April, 1996. (See Notes 2, 3, and 4.)

14.  SHAREHOLDERS'  EQUITY

On November 4, 1994, the Board of Directors authorized a one-for-ten (1-for-10) reverse stock split, thereby decreasing the number of issued and outstanding shares of common stock to 2,020,900. Additionally, Spaceplex amended its Articles of Incorporation, authorizing 10,000,000 shares of $.01 par value Preferred Stock, which at the discretion of the Board of Directors may be divided into classes at a future date.

                      POWERHOUSE INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31, 1998, 1997, 1996, 1995 and 1994

Effective November 4, 1994, Spaceplex issued an additional 5,000,000 shares of common stock pursuant to the Plan of Acquisition of Spaceplex-One. This increased the total number of shares outstanding to 7,020,900 (234,030 shares, as restated for the February 28, 1995, reverse stock split).

On December 19, 1994, Spaceplex initiated a limited offering for 3,030,303 shares of common stock at a price of $.33 per share.

On February 28, 1995, the Board of Directors authorized a one-for-thirty (1-for-30) reverse stock split, with fractional shares receiving a full share of stock. The number of issued and outstanding shares was decreased to 271,014 without affecting par value. All references in the accompanying financial statements to the number of common shares and per share amounts have been restated to reflect the reverse stock split.

At June 30, 1995, 330,781 shares of stock related to the limited offering were outstanding.

On May 17, 1996, the control of Spaceplex changed as a result of the exchange of 21,030,351 shares of common stock, $.001 par value of American Powerhouse, Inc., for 52,575,877 authorized, but previously unissued shares of the common capital stock $.001 par value, of Spaceplex. This resulted in Spaceplex having 54,539,342 shares of common stock, $.001 par value issued and outstanding as of that date, On May 22, 1996, the directors of Spaceplex approved a 1-for-2.5 stock split resulting in the reduction of the issued and outstanding shares of Spaceplex's common stock, $.001 par value, and after giving effect to the 1-for-2.5 reverse stock split, Spaceplex had 21,815,737 shares of common stock $.001 par value issued and outstanding as of that date.

Spaceplex  discontinued  all operations in April, 1996. (See Notes 2, 3, and 4.)

15.  STOCK  OPTION  PLAN

On March 1, 1995, Spaceplex adopted an Incentive Stock Option Plan (the Plan) whereby options to purchase 10 million shares of common stock may be granted until March 1, 2005. The Plan is administered by and the terms of stock purchases are established by the Board of Directors. Qualified options, under the Plan, may be granted only to key employees and/or officers of the Company at fair market value at the time the option is granted. Options may be exercised at any time prior to the expiration date of the option.

On March 1, 1995, Spaceplex granted stock options to the Company's Chief Executive Officer and Chief Operating Officer entitling them each to purchase 5,000,000 shares of common stock at a purchase price of $0.16 per share. The options expire on March 1, 2005.

On March 6, 1995, the officers exercised their options and purchased 1,600,000 shares each In exchange for promissory notes totaling $512,000. The promissory notes are due March 5, 2001, with simple interest charged at 5% per annum.

On April 14, 1995, the officers exercised additional options for a total of 565,831 shares in exchange for promissory notes totaling $90,533. The notes are due April 13, 2011.

Promissory notes receivable, totaling $143,500 at June 30, 1995, have subsequently been collected and, accordingly, are included in current assets. The remaining promissory notes receivable are shown on the balance sheets as a reduction in equity.

At  June  30,  1995,  options  to  purchase  3,214,169  shares were outstanding.

In April, 1996, all remaining notes given for options were extinguished in exchange for cancellation of all outstanding options.

16.  RELATED  PARTY  TRANSACTION

On May 22, 1996, the Company sold 21,030,315 shares of common stock, $.001 par value of American Powerhouse, Inc., to Denis C. Tseklenls in exchange for a promissory note in the amount of $20,202.00 which has been satisfied.

4) Audited financial statements of Asia Pacific Ltd., for the years ended December 31, 1998 and December 31, 1997.












                              ASIA PACIFIC CO., LTD

                        Consolidated Financial Statements

                                December 31, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The  Board  of  Directors  and  Shareholders
Asia  Pacific  Co.,  LTD

We have audited the accompanying consolidated balance sheet of Asia Pacific Co., LTD (the "Company") as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the two year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asia Pacific Co., LTD as of December 31, 1998, and the results of its operations and its cash flows for each of the two years in the two year period ended December 31, 1998 in conformity with generally accepted accounting principles.




                                             CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine,  California
December  6,  1999

                             ASIA PACIFIC CO., LTD.
                           Consolidated Balance Sheet




                                                                 DECEMBER 31, 1998
                                                                 -------------------
ASSETS
CURRENT ASSETS:
   Cash                                                          $           19,545
   Inventories                                                              123,596
   Other                                                                     10,716
                                                                 -------------------
      TOTAL CURRENT ASSETS                                                  153,857

PROPERTY AND EQUIPMENT, NET                                               2,392,429

OTHER                                                                       268,489
                                                                 -------------------

                                                                 $        2,814,775
                                                                 ===================
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Notes payable                                                 $          644,954
   Accounts payable                                                         526,892
   Accrued interest                                                          68,410
   Sales taxes                                                               79,567
   Other accrued expenses                                                    80,831
                                                                 -------------------
      TOTAL CURRENT LIABILITIES                                           1,400,654

MINORITY INTERESTS                                                          517,595

COMMITMENTS AND CONTINGENCIES                                                     -

SHAREHOLDERS' EQUITY:
   Common stock, $.001 par value, 10,000,000 shares authorized,
      6,866,089 shares issued and outstanding                                 6,866
   Additional paid-in capital                                             3,383,041
   Accumulated deficit                                                   (2,493,381)
                                                                 -------------------

      TOTAL SHAREHOLDERS' EQUITY                                            896,526
                                                                 -------------------

                                                                 $        2,814,775
                                                                 ===================


    The accompanying notes are an integral part of these consolidated financial statements.

                             ASIA PACIFIC CO., LTD.
                     Consolidated Statements of Operations





                                             YEAR ENDED DECEMBER 31,
                                            -------------------------
                                               1998          1997
                                            ----------  ------------

REVENUES:
  Food and beverage                        $ 3,249,064   $ 2,674,758
  Club memberships                             362,444        38,404
                                            ----------  ------------

                                             3,611,508     2,713,162

EXPENSES:
  Cost of food and beverage                  1,135,604     1,013,266
  Labor                                      1,408,995     1,401,192
  Rent                                         337,195       310,356
  Licensing fee                                 87,898        40,121
  Other restaurant operating                   398,813       525,229
  General and administrative                   381,909       966,546
  Depreciation and amortization                428,810       266,376
                                           -----------  ------------

                                             4,179,224     4,523,086
                                           -----------  ------------

LOSS FROM OPERATIONS                          (567,716)   (1,809,924)

INTEREST EXPENSE                                36,942         4,807
                                           -----------  ------------

LOSS BEFORE MINORITY INTERESTS                (604,658)   (1,814,731)

MINORITY INTERESTS                             287,386       655,000
                                           -----------  ------------

NET LOSS                                   $  (317,272)  $(1,159,731)
                                           ===========  ============

BASIC AND DILUTED NET LOSS PER SHARE       $     (0.05)  $     (0.17)
                                           ===========  ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES    6,769,089     6,769,089
                                           ===========  ============


    The accompanying notes are an integral part of these consolidated financial statements.

                             ASIA PACIFIC CO., LTD.
                 Consolidated Statements of Shareholders' Equity
                     Years Ended December 31, 1998 and 1997




                                                COMMON STOCK               ADDITIONAL                                  TOTAL
                                           NUMBER           AMOUNT          PAID-IN      NOMINEE    ACCUMULATED   SHAREHOLDERS'
                                         OF SHARES  PER SHARE   PAR VALUE   CAPITAL     INTERESTS    DEFICIT           EQUITY

BALANCE, DECEMBER 31, 1996                6,739,089              $6,739  $ 2,899,196  $          -   $(2,627,163)  $    278,772

Common stock issued for cash                 30,000  $ 1.00          30       29,970             -             -         30,000

Cash contribution from nominee interests          -                   -            -     2,083,301             -      2,083,301

Net loss                                          -                   -            -    (1,247,169)       87,438     (1,159,731)
                                          ---------          ----------  -----------    -----------  ------------  ------------

BALANCE, DECEMBER 31, 1997                6,769,089               6,769    2,929,166       836,132    (2,539,725)     1,232,342

Common stock issued to nominee
  interests                                  97,000  $ 3.68          97      356,875      (356,972)            -              -

Net loss                                          -                   -            -      (479,160)      161,888      (317,272)
                                          ---------          ----------  -----------  ------------  ------------   ------------

BALANCE, DECEMBER 31, 1998                6,866,089              $6,866  $ 3,286,041  $          -   $(2,377,837)  $   915,070
                                          =========          ==========  ===========  ============  ============   ============


    The accompanying notes are an integral part of these consolidated financial statements.

                             ASIA PACIFIC CO., LTD.
                            Statements of Cash Flows

                                                   YEAR ENDED DECEMBER 31,
                                                     1998          1997
                                                   ----------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $(317,272)  $(1,159,731)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation and amortization                    428,810       266,376
    Minority interest                               (287,386)     (655,000)
    Changes in assets and liabilities:
      Inventories                                     19,078      (142,674)
      Other current assets                            10,492       (21,208)
      Deposits and other assets                        1,070       (33,159)
      Accounts payable                               (69,497)      572,380
      Accrued interest                                25,550        42,860
      Sales taxes                                     45,793        33,774
      Other accrued expenses                        (288,587)      638,148
                                                   ----------  ------------

    Net cash used by operating activities           (431,949)     (458,234)
                                                   ----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                (75,117)   (2,189,978)


    Net cash used by investing activities            (75,117)   (2,189,978)
                                                   ----------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                        481,808        59,838
  Payments on notes payable                         (211,069)     (721,004)
  Contribution from minority interests               140,000     1,060,000
  Contribution from nominee interests                      -     2,083,301
  Issuance of common stock                            97,000        30,000


    Net cash provided by financing activities        507,739     2,512,135
                                                   ----------  ------------

Net increase (decrease) in cash                          673      (136,077)

CASH, BEGINNING OF PERIOD                             18,872       136,750
                                                   ----------  ------------

CASH, END OF PERIOD                                $  19,545   $       673
                                                   ==========  ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:
    Interest                                       $  11,392   $    14,016
    Franchise taxes                                $   1,600   $       800

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Note payable incurred for purchase of equipment  $       -   $    64,549


    The accompanying notes are an integral part of these consolidated financial statements.

                             ASIA PACIFIC CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1998


1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Basis  of  Presentation
-----------------------

The accompanying consolidated financial statements include the accounts of Asia Pacific Co., LTD ("Asia Pacific") and its majority owned subsidiary, 246 LLC (dba Chasen's), (collectively, the "Company"). All material intercompany transactions and accounts have been eliminated in consolidation.

Nature  of  Business
--------------------

Asia Pacific was incorporated in October 1995 in Niue (a foreign country). In 1996 Asia Pacific acquired a controlling interest in 246 LLC, a limited liability company organized in March 1996, to construct and operate a full-service restaurant, bar and membership club in Beverly Hills, California The restaurant, known as Chasen's, commenced operations in April 1997.

Cash  and  equivalents
----------------------

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Inventories
-----------

Inventories, consisting of food, liquor, wine and cigars and cigarettes, are stated at the lower of cost (first-in, first-out) or market.

Property  and  equipment
------------------------

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives of 5-7 years using accelerated methods. Amortization of leasehold improvements is provided over the lease term using the straight line method.

Long-lived assets are reviewed annually for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

                             ASIA PACIFIC CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS

1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       (CONTINUED)

Revenue  recognition
--------------------

Food and beverage revenues are recognized as the products are sold to the customer. Proceeds from sales of club memberships are capitalized and recognized as revenue ratably over the membership term. Deferred revenue of $5,416 was included in "Other accrued expenses" in the accompanying consolidated balance sheet.

Advertising  and  promotional  costs
------------------------------------

Costs of advertising and promotion are expensed as incurred. Such costs were $39,265 in 1998 and $39,860 in 1997.

Income  taxes
-------------

The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) 109. Under the asset and liability method of SFAS 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to the difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Minority  interests
-------------------

Minority  interests  represent  the  minorities'  37.25%  equity  in  246  LLC.

Basic  and  diluted  net  loss  per  share
------------------------------------------

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities, options, warrants or other rights outstanding. Therefore, basic and diluted net loss per share are the same.

                             ASIA PACIFIC CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS


1.     NATURE  OF  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       (CONTINUED)

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair  value  of  financial  instruments
---------------------------------------

The fair value of financial instruments, consisting primarily of notes payable and long-term debt, is based on interest rates available to the Company and comparison to quoted prices. The fair value of these financial instruments approximates carrying values.

Concentration  of  credit  risk
-------------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash maintained at two high credit quality financial institutions located in Los Angeles, California. There were no uninsured balan


2.     PROPERTY  AND  EQUIPMENT




                               ESTIMATED
                               USEFUL LIVES    AMOUNT
                               --------------  ----------
Leasehold improvements         Life of lease   $1,902,237
Kitchen equipment                    5 years      279,157
Furnishings and fixtures             7 years      701,758
China and silverware                 5 years       96,420
Sound system equipment               5 years       67,889
Office and computer equipment        5 years       38,249
                                               ----------

                                                3,085,710

Accumulated depreciation                         (693,281)
                                               ----------

                                               $2,392,429
                                               ==========

3.     NOTES PAYABLE



Various unsecured demand notes payable to minority interests,
with interest rates at 10% and 19.99%                           $332,672

Unsecured 10% demand note payable to an affiliate                125,000

Unsecured 10% demand notes payable to shareholders                51,233

Non-interest bearing shareholder advances                         91,573

Other                                                             44,476
                                                                --------

                                                                $644,954
                                                                ========



4.     NOMINEE  INTERESTS

In 1997, Asia Pacific entered into agreements with several individuals to share in the profits and losses of 246 LLC as nominee interests. In accordance with the terms of the agreements, these individuals contributed a total of $2,083,301 and were allocated 97% of Asia Pacific's share of the losses of 246 LLC for 1997 and 1998. At December 31, 1998 the balances in the nominee interests' accounts were converted to 97,000 shares of the Company's common stock. The conversion was calculated at a rate of one dollar per share for each dollar in the nominee's tax basis capital account at December 31, 1998. Asia Pacific maintained a majority interest in the capital of 246 LLC at all times.

The Company did not obtain a legal opinion for these agreements and it in uncertain whether the Internal Revenue Service would agree with the income tax treatment.

5.     INCOME  TAXES

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting and tax bases of its assets and liabilities. Deferred tax assets are reduced by a valuation allowance when deemed appropriate.

As of December 6, 1999, no federal or state tax returns were filed for Asia Pacific for the current year or any prior years. Management does not expect the Company's tax liability for these periods to be material.

                             ASIA PACIFIC CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS

6.     COMMITMENTS  AND  CONTINGENCIES

Lease  obligations
------------------

The Company's restaurant and office facilities operating lease expires February 28, 2006, with two 5-year renewal options. The lease calls for payment of the Company's share of the common area expenses in addition to minimum monthly lease payments. The minimum monthly lease payment of $23,400 through March 1999 is adjusted annually thereafter based on the Consumer Price Index.

In addition the Company is obligated to pay percentage rent equal to 7.5% of monthly gross sales in excess of $250,000 and $10,000 annually, in the form of unrestricted credit, towards any purchases of food, beverage, or other restaurant services.

The Company leases point-of-sale computer equipment and related software for $1,940 per month under an operating lease expiring February 2000.

Future minimum annual lease payments under all non-cancelable operating leases are:


                 1999            $304,080
                 2000             284,680
                 2001             280,800
                 2002             280,800
                 2003             280,800
              Thereafter          608,400
                              -----------

                               $2,039,560
                              ===========

License  agreement
------------------

The Company has entered into an agreement to the use the name "Chasen's" through February 1, 2007 with an option to renew for two successive 5-year periods, followed by successive periods of 1 year each up to 99 years. The agreement grants the Company exclusive license of the name for the operation of a restaurant in the city of Beverly Hills and other exclusive and non-exclusive licenses relating to the sale of certain products at the restaurant bearing the "Chasen's" name. The Company has agreed to pay a royalty of 1-1/2% of the restaurant gross receipts for the first 18 months and 2% for each year thereafter, an 8% royalty on the sale of licensed products sold for $75 or less and 6% on licensed products sold for more than $75. The royalty payments are subject to an $80,000 annual minimum after the first 18 months of the agreement. The Company has the right to terminate the agreement for any reason upon not less than 120 days written notice to licensor. The licensor can only terminate the agreement for cause as described in the agreement.

                             ASIA PACIFIC CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS



7.     CONSULTING  AGREEMENT  WITH  RELATED  PARTY

The Company entered into an agreement to provide consulting services for $100,000 a year to an affiliate for a three year period commencing April 1, 1998. The agreement was terminated effective December 31, 1998.

8.     SUBSEQUENT  EVENT

On September 30, 1999, iLive, Inc. (formerly known as Powerhouse International Corporation) acquired the Company by issuing 690,000 of its common shares in exchange for all the outstanding common shares of the Company.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

Not  applicable.

EXHIBITS

2.1 Stock Exchange Agreement between iLive, Inc. and the shareholders of Society of Economic Assurance, Inc., dated as of February 29, 2000.

3.1     Restated  Articles  of  Incorporation  iLive,  Inc.

3.2     Bylaws  of  iLive,  Inc.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ILIVE,  INC.

 Date: 3/01/2000                            By  /s/  Marcia  Allen
                                            ----------------------
                                            Chief Executive Officer, President